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                                                                     Exhibit 3.2

                          TEXAS UNITED BANCSHARES, INC.

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

          Section 1.1. Registered Office and Agent. The registered office and agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation with the Office of the Secretary of State of the State of Texas.

          Section 1.2. Other Offices. The corporation may also have offices at such other places, either within or without the State of Texas, as the board of directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

          Section 2.1. Meetings. All annual meetings of shareholders shall be held at the offices of the corporation in the City of La Grange, State of Texas, or at such other place, within or without the State of Texas, as may be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Texas, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.2. Annual Meetings. Annual meetings of shareholders, commencing with the year 1999, shall be held on the fourth Thursday of April, if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m., or at such other date and time as may be designated by the board of directors, at which the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

          Section 2.3. Shareholder Proposals. All proposals of shareholders intended to be presented at the annual meeting of shareholders must be received by the corporation at its principal offices not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year's annual meeting, except that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered no earlier than the 90th day prior to such annual meeting and no later than the later of the 60th day prior to such annual meeting or the lOth day following the day on which public announcement of the date of such meeting is first made by the corporation.

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          Section 2.4. Special Meetings. Special meetings of the shareholders may be called by the president, by a majority of the board of directors or the holders of not less than one-half (1/2) of all shares entitled to vote at the meeting.

          Section 2.5. Notice of Shareholders' Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally, by U.S. mail, by facsimile or by electronic mail ("e-mail") by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the association, with postage thereon prepaid. Notice by e-mail shall be deemed to be given at the time when same shall be mailed. Notice by facsimile shall be deemed to be given at the time the sender receives a confirmation that the facsimile transmission was completed.

          Section 2.6. Business at Special Meetings. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

          Section 2.7. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided by law or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified and called. The shareholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some shareholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

          Section 2.8. Shareholders' Acts. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the articles of incorporation, or these Bylaws.

          Section 2.9. Voting Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the articles of incorporation or the Texas Business Corporation Act (the "TBCA").

          Section 2.10. Proxy. A shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy

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shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

          Section 2.11. Shareholder List. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

          Section 2.12. Action by Shareholders Without a Meeting. Any action required by the TBCA to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares representing not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

          Section 2.13. Telephonic Meetings. Shareholders may participate in and hold a meeting by means of telephone conference or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

          Section 2.14. Nominations. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of the corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the corporation, shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 90 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 100 days notice or prior disclosure of the meeting is given by the corporation, notice of a nomination proposed by a shareholder to be timely must be received by the President within 10 days of the date of such notice or disclosure of the meeting by the corporation.

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                                   ARTICLE III

                                    DIRECTORS

          Section 3.1. Number of Directors: Election; Term; Qualification. The number of directors of the corporation shall not be less than five (5) nor more than twenty-five (25), and within that minimum and maximum shall be such number as shall be from time to time specified by resolution approved by at least seventy percent (70%) of the shareholders; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the initial board of directors shall be seven (7), and shall remain at such number unless and until changed by resolution of the shareholders as aforesaid. The directors shall be elected to staggered three year terms at the annual meeting of the shareholders, except as provided in Section 2 or Section 3 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. At the organizational meeting, the directors shall be elected to initial terms of one, two and three years. Subsequent terms shall be for three years each. Directors need not be residents of the State of Texas or shareholders of the corporation. Any director may be removed at any time, with or without cause, at any special or annual meeting of the shareholders, by the affirmative vote of seventy percent (70%) of the outstanding shares entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting. Any director may be removed at any time, with cause, at any special or annual meeting of the shareholders, by the affirmative vote, of seventy percent (70%) of the outstanding shares entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting and if such removal is approved by a seventy percent (70%) of the board of directors.

          Section 3.2. Vacancies and Newly Created Directorships. Subject to
Section 3, any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, except that any vacancy in the board of directors resulting from the removal of a director by the shareholders shall be filled only by the shareholders entitled to vote at an annual meeting or a special meeting called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Notwithstanding the foregoing:

                  a. The specific individuals who were former directors of South Central Texas Bancshares, Inc. or any subsidiary of South Central Texas Bancshares, Inc. (the "South Central Continuing Directors") will nominate the parties to fill vacancies created when one of the South Central Continuing Directors ceases to be a director. The recommendation for filling such vacancy will be approved by the board of directors, unless the board of directors overrides the recommendation of the South Central Continuing Directors to fill such vacancy by a seventy percent (70%) vote. This provision is in accordance with the "Agreement and Plan of Reorganization", approved on January 29, 1998, by all parties subject to the agreement.

                  b. The specific individuals who were former directors of Premier Bancshares, Inc. (the "Premier Continuing Directors") will nominate the parties to fill vacancies created when one

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 of the Premier Continuing Directors ceases to be a director. The recommendation for filling such vacancy will be approved by the board of directors, unless the board of directors overrides the recommendation of the Premier Continuing Directors to fill such vacancy by a seventy percent (70 %) vote. This provision is in accordance with the "Agreement and Plan of Reorganization", approved on January 29, 1998, by all parties subject to the Agreement.

          Section 3.3. Increase in Number of Directors. A directorship to be filled by reason of an increase in the number of directors either may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders or may be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

          Section 3.4. Management. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such, powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

          Section 3.5. Retirement. Directors of the corporation must retire upon achieving the age of seventy-two(72).

          Section 3.6. Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

          Section 3.7. First Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 3.8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

          Section 3.9. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or president and shall be called by the secretary on the written request of two (2) directors. Written or oral notice of special meetings of the board of directors shall be given to each director at any time before the meeting. Except as otherwise expressly provided by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

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          Section 3.10. Quorum. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called.

          Section 3.11. Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors or the executive committee may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the board of directors or the executive committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

          Section 3.12. Telephonic Meetings. Directors and committee members may participate in and hold a meeting by means of telephone conference or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

          Section 3.13. Election of Directors. Notwithstanding anything in these bylaws to the contrary, the board of directors shall vote to elect the directors nominated by the boards of directors of Central Texas Bank of Flatonia, Central Texas Bank, Gonzales, and State Bank, La Grange (individually, each a "Subsidiary Bank"), unless: (i) seventy percent (70%) of the members of the board of directors of Texas United Bancshares, Inc. votes against such nominations; or (ii) the Subsidiary Bank in question has failed to operate in a "safe and sound" manner or maintain a "safe and sound" financial condition as such terms are defined in the Agreement and Plan of Reorganization among South Central Texas Bancshares, Inc., Premier Bancshares, Inc., and Texas United Bancshares, Inc., dated January 29, 1998.

          Section 3.14. Committees of Directors. The board of directors, by resolution adopted by a majority of the whole board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except where the action of the board of directors is required by statute. Vacancies in the membership of a committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

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          Section 3.15. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors in addition to any stated salary or bonus received as director. No such payment shall preclude any director from serving the association in any other capacity and receiving compensation therefor. The board of directors may also allow members of special or standing committees to receive compensation for attending committee meetings. Such compensation received by members of such committees may or may not be the same as any amounts received by a director for attending a board meeting.

                                   ARTICLE IV

                                     NOTICES

          Section 4.1. Method of Notice to Shareholders. Notices to shareholders shall be in writing and delivered by mail, or by facsimile to the shareholders at their addresses and/or facsimile numbers appearing on the books of the association. Notice by mail or e-mail shall be deemed to be given at the time when same shall be mailed. Notice by facsimile shall be deemed to be given at the time the sender receives a confirmation that the facsimile transmission was completed.

          Section 4.2. Method of Notice to Directors. Notices to directors shall be either in writing or oral. Notice in writing may be delivered personally, mailed, sent by facsimile, or sent by e-mail to directors at their street or e-mail addresses, or facsimile numbers, appearing on the books of the association. Notice by mail or e-mail shall be deemed to be given at the time when same shall be mailed. Notice by facsimile shall be deemed to be given at the time the sender receives a confirmation that the facsimile transmission was completed. Oral notice may be made in person or by telephone to the director to be notified.

          Section 4.3. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

          Section 5.1. Officers. The officers of the corporation shall consist of a president, one or more vice presidents, a secretary and a chief financial officer, each of whom shall be elected by the board of directors. Any two or more offices may be held by the same person.

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          Section 5.2. Election. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice presidents, a secretary and a chief financial officer, none of whom need be a member of the board.

          Section 5.3. Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors.

          Section 5.4. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

          Section 5.5. Term; Removal; Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent or member of the executive committee elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

          Section 5.6. Chairman of the Board. The board of directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The chairman of the board shall have such other powers and shall perform such other duties as shall be designated by the board of directors. The chairman of the board shall be a member of the board of directors but no other officers of the corporation need be a director. The chairman of the board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the board of directors. The chairman of the board shall be a voting position on the board of directors.

          Section 5.7. The President/Chief Executive Officer. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall be a member of the board of directors. He shall have the power to vote all shares of voting capital stock owned or controlled by the corporation, in such manner as the board of directors may from time to time instruct. He or she shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, and he or she may from time to time delegate duties, authority and powers to the other officers of the corporation. In the absence of the chairman of the board or in the event the board of directors shall not have designated a chairman of the board, the president shall preside at meetings of the shareholders and the board of directors.

          Section 5.8. Powers of President. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

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          Section 5.9. The Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors shall prescribe.

          Section 5.10. The Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He or she shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

          Section 5.11. The Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, performed the duties and exercise the powers of the secretary. They shall performed such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 5.12. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He or she shall perform all other duties as assigned by the President/CEO or the Board of Directors.

          Section 5.13. Disbursement of Funds by Chief Financial Officer. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

          Section 5.14. Bond of Chief Financial Officer. If required by the board of directors, he or she shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          Section 5.15. The Assistant Financial Officers. The assistant financial officers in the order of their seniority, unless otherwise determined by the board of directors shall, in the


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absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

          Section 6.1. Certificates of Shares. The corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the president or a vice president, and the secretary or an assistant secretary, of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued until the consideration therefor has been fully paid. Each certificate representing shares of the corporation shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

          Section 6.2. Classes of Stock. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office.

          Section 6.3. Preemptive Rights. If the corporation has by its articles of incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the corporation, every certificate representing shares issued by the corporation (1) shall conspicuously set forth upon the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation; or (2) shall conspicuously state on the face or back of the certificate (a) that there is on file in the office of the Secretary of State a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation, and (b) that the corporation will furnish a copy of such statement to any shareholder without charge upon written request to the corporation at its principal place of business or registered office.

          Section 6.4. Signatures on Certificates. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be live or a facsimile thereof. In case any officer who has signed shall have ceased to be such officer before such certificate is

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 issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

          Section 6.5. Lost Certificates. The board of directors may direct a new certificate for shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to have been lost or destroyed. When authorizing such issuance of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 6.6. Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 6.7. Restriction on Transfer of Securities.

                  a. If the corporation issues any securities which are not registered under the Securities Act of 1933, as amended, the transfer of any such shall be restricted in accordance with the following legend:

                           "The securities represented by this [certificate or
                  instrument] have not been registered under The Securities Act of 1933, as amended (the 'Act'), and may not be offered for sale, sold or transferred unless a registration statement under the Act is then in effect with respect to such securities or an exemption from the registration requirement of the Act is then in fact applicable to such sale, transfer or offer for sale."

                   b. If the securities are offered pursuant to the intrastate exemption from registration contained in Section 3(a)(11) of the Securities Act of 1933, as amended (the "Act"), the following language should be added to the legend:

                            "In addition, these securities have been issued
                   pursuant to the intrastate offering exemption of the Act [Section 3( a)( 11)] and Rule 147 thereunder, and may not, prior to nine months after the last sale of any security issued by the corporation pursuant to the offering of which these securities are a part, be sold to anyone not a resident of the State of Texas."



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          c. If the securities are offered pursuant to Section 4(2) of the Act or under Regulation D, promulgated by the Securities and Exchange Commission under Sections 3(b) and 4(2) of the Act, the following language should be added to the legend:

                              "In addition, these securities have been issued
                    pursuant to [Section 4(2) of the Act] or [Section 4(2) of the Act and Regulation D thereunder] or [Regulation D under the Act] and may constitute 'restricted securities' as that term is defined in Rule 144 under the Act and be subject to restrictions and reporting requirements on resale or other transfer."

                  d. Similarly, if the corporation issues any securities which are not registered under the securities laws of the state of incorporation of the corporation (or other relevant state), the transfer of any such securities shall, to the extent required by law, be restricted in accordance with the appropriate legend placed upon the certificate or instrument evidencing the same.

                  e. In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, each certificate or instrument representing shares so restricted
 (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate or instrument; or (2) shall set forth such statement on the back of the certificate or instrument and conspicuously refer to the same on the face of the certificate or instrument; or (3) shall conspicuously state on the face or back of the certificate or instrument that such a restriction exists pursuant to a specified document and
 (a) that the corporation will furnish to the record holder of the certificate or instrument without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

          Section 6.8. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend on shares, or in order to make a determination of shareholders for any other proper purposes, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
 (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend on shares or of interest or principal on indebtedness, the date on which the notice of the meeting is mailed or the date on which the resolutions of the board of directors declaring such dividend or authorizing such payment of principal or interest is adopted, as the


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

 case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

          Section 6.9. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends or payments of interest and principal thereon, and to vote as the owner of such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

                                   ARTICLE VII

                                    INDEMNITY

          Section 7.1. Indemnification.

                  a. Except as may be limited by law and subject to the requirements of the Texas Business Corporation Act, the Corporation shall indemnify any director or officer or former director or officer of the Corporation, or any person who may have served at its request as a director or officer or former director or officer of another Corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party be reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty.

                  b. Except as limited by law and subject to the requirements of the Texas Business Corporation Act, the corporation shall also reimburse any such director or officer or former director or officer or any such person serving or formerly serving in the capacities set forth in Section 5.1 at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such director or officer or former director or officer of such person was not guilty of negligence or misconduct in performance of duty.

          Section 7.2 Expenses Advanced. The Corporation may (but shall not be required to) pay in advance any expenses which may become subject to indemnification if the board of directors authorizes the specific payment, and if the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation.

          Section 7.3 Insurance. The Corporation may (but shall not be required to) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent

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

 of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under these Bylaws of the laws of the State of Texas.

          Section 7.4. Other Protection and Indemnification. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such director or officer or former director or officer or such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

          Section 7.5. Interested Directors. No contract or transaction between the Corporation and any of its directors or officers (or any firm or corporation in which any director or officer is directly or indirectly interested) shall be void or voidable solely because of the interest of such directors or officers in the transaction or solely because such directors or officers are present at or participate in the meeting of the board of directors which authorizes the transaction, or solely because his or their votes are counted for such purpose, if the material facts as to the relationship or interest of the directors or officers are disclosed or known to the board of directors, and the board in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, eventhough less than a quorum.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 8.1. Share Dividends. The board of directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

          Section 8.2. Reserves. The board of directors may, by resolution, create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

          Section 8.3. Report to Shareholders. The board of directors must, when requested by the holders of at least one-third (1/3) of the outstanding shares of the corporation, present written reports of the situation and amount of business of the corporation.

          Section 8.4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 8.5. Fiscal Year. The fiscal year of the corporation shall be fixed by the resolution of the board of directors. Until changed by the board of directors, the fiscal year of the corporation shall begin on the first day of January each year.


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          Section 8.6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Texas." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

          Section 9.1 Amendment. Alteration and Repeal of Bylaws. Except as limited by the Articles of Incorporation, and the Agreement and Plan of Reorganization approved on January 29, 1998, by South Central Texas Bancshares, Premier Bancshares, and Texas United Bancshares, Incorporated, these bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the board of directors at which a quorum is present, by the affirmative vote of seventy percent (70%) of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change at any meeting of the shareholders at which a quorum is present, by the affirmative vote of seventy percent (70%) of the shareholders present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting).



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